SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2005

14605 INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-11274 (Commission File Number)	22-2367644 (IRS Employer Identification No.)

460 Plainfield Avenue, Edison, New Jersey 08818
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: 732-985-7100

Pharmaceutical Formulations, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 5.03.     Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

          By certificate of amendment filed with the Delaware Secretary of State on October 19, 2005, the name of the Company was changed to 14605 Incorporated. A copy of a conformed certificate of incorporation as amended is filed as an exhibit to this Form 8-K.

ITEM 8.01      Other Events

          Proposed Plan of Reorganization. The Company filed a proposed plan of reorganization with the United States Bankruptcy Court, District of Delaware, on November 4, 2005. A copy of the proposed plan is filed as an exhibit to this Form 8-K. Under the plan, if approved, there will be no distribution to the Company’s stockholders. The plan specifies the amounts of payments to be made to the various creditor classes of the Company. General unsecured creditors would receive the lesser of 40% of their allowed claim or a pro rata portion of funds available in the pool for such class with unsecured creditors (other than the landlord and the holders of litigation claims) being eligible to receive from ICC Industries Inc., the Company’s largest stockholder, an additional 40% of their allowed claim if they consent to a release of liability of ICC. Among other things, the plan would result in ICC becoming the sole stockholder of the reorganized company, which will continue to own its wholly-owned subsidiary Konsyl Pharmaceuticals, Inc., in consideration of ICC’s agreement to waive the right to receive distributions under the plan with respect to its debtor-in-possession advances (approximately $4.1 million), prepetition secured claims (approximately $31 million) and certain other claims and its agreement to make payments to certain creditors of the Company. Upon ICC becoming the sole shareholder, the Company would be required to take such actions as are necessary to terminate the registration of the Company’s common stock under the Securities Exchange Act of 1934, at which time the Company would cease to be a reporting company. The Bankruptcy Court, District of Delaware has scheduled a hearing to approve the related disclosure statement regarding the Company’s proposed plan of reorganization for December 29, 2005. Following approval of the disclosure statement, it will be distributed to the holders of class interests that may be impaired for their acceptance or rejection of the plan. Since no distribution will be made to holders of the Company’s stock, such holders are deemed to reject the plan and accordingly no ballot will be provided to such holders.

          Monthly Financials. The Company has filed with the Bankruptcy Court its Monthly Operating Reports for August 2005 (filed on October 7, 2005) and September 2005 (filed on November 9, 2005). Copies of such Monthly Operating Reports are filed as exhibits to this Form 8-K.

ITEM 9.01      Financial Statements and Exhibits

(a) Financial Statements of Business Acquired - not applicable

(b) Pro Forma Financial Information - not applicable

(c) Exhibits

3.1	Conformed Certificate of Incorporation, as amended October 19, 2005

99.1	Proposed Plan of Reorganization, as filed with the Bankruptcy Court on November 4, 2005

99.2	Monthly Operating Report for August 2005, as filed with the Bankruptcy Court on October 7, 2005

99.3	Monthly Operating Report for September 2005, as filed with the Bankruptcy Court on November 9, 2005

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

14605 INCORPORATED (f/k/a PHARMACEUTICAL FORMULATIONS, INC.) By: /s/ James Ingram Name: James Ingram Title: Chairman of the Board and Chief Executive Officer

Dated: December 5, 2005

EXHIBIT INDEX

3.1	Conformed Certificate of Incorporation, as amended October 19, 2005

99.1	Proposed Plan of Reorganization, as filed with the Bankruptcy Court on November 4, 2005

99.2	Monthly Operating Report for August 2005, as filed with the Bankruptcy Court on October 7, 2005

99.3	Monthly Operating Report for September 2005, as filed with the Bankruptcy Court on November 9, 2005